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                                                                   Exhibit 10.10





                      MASTERCARD INTERNATIONAL INCORPORATED


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                           Effective November 18, 1999
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                      MASTERCARD INTERNATIONAL INCORPORATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                                TABLE OF CONTENTS
                                                                                              Page
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                                    ARTICLE I
                                   DEFINITIONS

1.1     Definitions.........................................................................     1

1.2     Rules of Construction...............................................................     5


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.1     Eligibility.........................................................................     6

2.2     Notice..............................................................................     6

2.3     Participation.......................................................................     6


                                   ARTICLE III
                      RETIREMENT BENEFIT AND DEATH BENEFIT

3.1     Retirement Benefit Payable on or After Vesting Date.................................     7

3.2     Retirement Benefit Following Termination Due to a Change of Control.................     7

3.3     Death Benefit.......................................................................     8


                                   ARTICLE IV
                      FORM AND TIMING OF RETIREMENT BENEFIT

4.1     Form................................................................................     9

4.2     Timing..............................................................................     9


                                    ARTICLE V
                                     VESTING

5.1     Vesting.............................................................................    11


                                   ARTICLE VI
                                 ADMINISTRATION

6.1     Committee...........................................................................    12

6.2     Claims Procedures...................................................................    12


                                   ARTICLE VII
                                     FUNDING

7.1     General Rule........................................................................    13
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                                       i
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                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.1     General Rule........................................................................    14


                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1     Payments to Minors and Incompetents.................................................    15

9.2     No Contract.........................................................................    15

9.3     Non-Alienation of Benefits..........................................................    15

9.4     Income Tax Withholding..............................................................    15

9.5     Governing Law.......................................................................    15

9.6     Captions............................................................................    15

9.7     Severability........................................................................    15

9.8     Notices.............................................................................    15

Appendix A - Calculation of the Offset
Appendix B - Actuarial Assumptions and Factors
Appendix C - Hypothetical Prior Employer Benefit for Sample Participant


                                       ii
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                                    PREAMBLE

            Effective November 18, 1999, MasterCard International Incorporated (the "Company") established a nonqualified defined benefit pension plan referred to as the Supplemental Executive Retirement Plan (the "Plan" or "SERP") for the benefit of key executives of the Company.

            The Plan is an unfunded nonqualified pension plan that is maintained primarily for the purpose of providing retirement income for a select group of highly compensated employees and is intended to qualify as a "top hat plan" for purposes of ERISA.
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                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions. The following words and phrases when used in the Plan shall have the meanings indicated in this Article I. Capitalized terms that are defined in MAP and not otherwise defined in this Article I have the meanings assigned thereto in MAP. Similarly, capitalized terms that are defined in the Annuity Bonus Program and not otherwise defined in this Article I have the meanings assigned thereto in the Annuity Bonus Program, if so indicated in the Plan.

            "Actuarial Equivalent" means a benefit of equal value, in accordance with the actuarial assumptions and factors set forth in Appendix B.

            "Annuity Bonus Program" means the MasterCard International Incorporated Annuity Bonus Program, effective February 1, 1995, as amended and restated effective January 1, 2000, and as the same may be amended from time to time.

            "Annuity Bonus-Related Benefit" means an aggregate amount equal to the sum of the following amounts:

            (a) the amount that is the difference between the (i) lump-sum value of a Participant's accrued benefit, as of December 31, 1999, under the Prior Plan Terms, without regard to the limits of Sections 401(a)(17) and 415 of the Code, as determined by the Company and (ii) such Participant's Initial Account Balance in MAP; and

            (b) the amount that is the sum of each amount that shall be determined annually, beginning as of January 1, 2000, in accordance with the formula A-B, where "A" is the sum of (i) the vested Pay Credit that a Participant would have received for the calendar year, if the Limits (as defined under the Annuity Bonus Program) did not apply to the Participant for such year and (ii) the MAP Adjustment Bonus, if any (as defined under the Annuity Bonus Program), for such calendar year; and "B" is the Pay Credit actually credited to the Participant's MAP Account for such calendar year.

            The amounts determined in paragraphs (a) and (b) are each accumulated with 8% interest to the Participant's Vesting Date.

            "Beneficiary" means the Participant's Spouse, other Beneficiary or Contingent Annuitant who is eligible to receive payments upon the death of the Participant.

            "Benefit Starting Date" means the date on which a Participant's Retirement Benefit is payable or, in the case of a Ten-Year Certain Annuity, the date on which payment of a Participant's Retirement Benefit first commences.

            "Board" means the Global Board of Directors of the Company.

            "Cause" means (a) the willful failure by the Participant to substantially perform his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (b) the Participant's engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry, (c) the Participant's having been convicted of, or having entered a plea of nolo contendere to a crime that constitutes a felony or (d) the material breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company. The conduct described in the immediately preceding sentence shall be considered Cause, notwithstanding that the Company may not learn of such conduct until after the Participant incurs a Termination from Service Date.

            "Change of Control" means:

            (a) as long as the Company is a non-stock membership corporation, if (i) at any time three members have become entitled to cast at least 35 percent of the votes eligible to be cast by all the members of the Company on any issue, (ii) at any time, a plan or agreement is approved by the members to sell, transfer, assign, lease or exchange substantially all of the Company's assets, or (iii) at any time, a plan is approved by the members of the sale or liquidation of the Company. The foregoing notwithstanding, a reorganization in which the members continue to have all of the ownership rights in the continuing entity shall not in and of itself be deemed a "Change of Control" under (ii) and/or (iii), and a reorganization to convert the Company from a membership to a stock company or a transaction resulting in the integration of Europay and MasterCard shall not in and of itself constitute a "Change of Control".

            (b) if the Company becomes a stock corporation, the approval by the shareholders of the Company of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock would be converted into cash, securities or other property, other than a merger in which the holders or stock immediately prior to the merger will have the same proportionate ownership interest (i.e., still own 100% of total) of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company, or (iii) adoption of any plan or proposal for the liquidation or dissolution of the Company.

            (c) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries, becoming (together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Exchange
      Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
      Act), directly or indirectly, of more than 25% of the stock outstanding at the time, without the prior approval of the Board; or

            (d) a majority of the voting directors proposed on a slate for election by the members are rejected by a vote of such members.

            "Chief Executive Officer" means the Chief Executive Officer of the Company.

            "Committee" means the committee of the Board designated by the Board to administer the Plan. Unless the Board shall determine otherwise, the Committee shall be Compensation Committee.

            "Company" means MasterCard International Incorporated, a Delaware not-for-profit corporation, and any entity that succeeds to all or substantially all of its business or assets.

            "Constructive Termination" means the termination by the Participant of his employment with the Company due to one of the following conditions: (a) a material reduction in the Participant's title or responsibilities, (b) the relocation of the Participant's principal place of work as of the date of a Change of Control to a location that is more than fifty (50) miles from such place of work, (c) a reduction in the Participant's Base Pay or (d) a reduction of ten percent (10%) or more in the target annual incentive bonus for which the Participant is eligible; provided, however, that the Participant provides written notice to the Company within sixty (60) days of the occurrence of such event and the Company fails to cure such condition within sixty (60) days after receipt of such written notice.

            "Deferral Request" has the meaning set forth in Section 4.2(c).

            "Election" has the meaning set forth in Section 4.1(b).

            "Eligible Employee" means an Employee of the Company who satisfies the requirements of Section 2.1.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "Final 48-Month Average Base Pay" means an annual amount, determined in accordance with the formula P/Y, where "P" is the sum of a Participant's Base Pay earned during the forty-eight consecutive months immediately preceding the month in which the Participant's Vesting Date occurs and "Y" is four. In determining "P" for a Participant who has incurred a Disability, salary continuation payments under the Company's long-term disability plan shall be considered Base Pay. Notwithstanding anything in this definition to the contrary, if a Retirement Benefit is payable prior to completion of forty eight months as a Participant on account of (a) a Participant's Termination from Service Date occurring prior to such Participant's Vesting Date pursuant to
Section 3.2(a), (b) the termination of the Plan pursuant to Section 8.1, or (c) a Pre-Vesting Date Death Benefit pursuant to Section 3.3(c), "P" shall be an amount equal to the sum of "X" and "Y" where:

            - "X" is the Participant's actual aggregate Base Pay earned through the applicable date set forth in (a), (b) or (c) above; and

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            -     "Y" is the assumed aggregate Base Pay earned for the N future months. For purposes of determining Y,

                  > "N" is equal to the difference between forty-eight and the number of months of earned Base Pay included in X; and

                  > the assumed aggregate Base Pay is the sum of the monthly Base Pay that would be earned for N months, using the rate of Base Pay in effect on the applicable date set forth in (a), (b) or (c) above, which rate of Base Pay is increased by 5% on each March 1 occurring between such applicable date and the date on which the Participant would have earned forty eight months of Base Pay as a Participant.

            "MAP" means the MasterCard Accumulation Plan, effective as of January 1, 2000, and as the same may be amended from time to time.

            "Notice" means the Notice of Participation that is sent to an Eligible Employee pursuant to Section 2.2.

            "Offset" means an amount equal to the sum of the (a) Participant's Account Balance under MAP, (b) Participant's Annuity Bonus-Related Benefit, (c) lump-sum Actuarial Equivalent of the Participant's Social Security Primary Insurance Amount and (d) Participant's Prior Employer Benefit. The Offset shall be determined in accordance with Appendix A.

            "Participant" means an Eligible Employee who has received a Notice pursuant to Article II.

            "Plan" or "SERP" means the MasterCard International Supplemental Executive Retirement Plan.

            "Pre-Vesting Date Death Benefit" has the meaning set forth in
Section 3.3(c).

            "Prior Employer Benefit" means a hypothetical retirement benefit designed to represent the lump-sum retirement benefit that a Participant would have received from a prior employer, as set forth in Appendix A and Appendix C.

            "Retirement Benefit" has the meaning set forth in Section 3.1.

            "SERP Service" means an Employee's Service while a Participant, commencing on such Employee's first day of participation in the Plan as set forth in the Notice.


             "Social Security Primary Insurance Amount" means the annual primary insurance amount that would be paid to a Participant under the Social Security Act, based on such Participant's available compensation, at age sixty-two (62), without regard to whether such amount is actually paid. If a Participant incurs a Termination from Service Date either before or after attaining age sixty-two
(62), the Social Security Primary Insurance Amount shall be the Actuarial Equivalent of such Participant's age sixty-two (62) Social Security Primary Insurance

Amount. In determining the Social Security Primary Insurance Amount for a Participant, the Committee shall assume that the Participant's earnings for purposes of Social Security were greater than the Social Security wage base for all years through the earliest of the Participant's:

            (a)   Vesting Date;

            (b)   date of death;

            (c) Termination from Service Date; provided, however, that such date is (x) prior to such Participant's Vesting Date, (y) due to a Termination Without Cause or a Constructive Termination and (z) within two
      (2) years following a Change of Control; and

            (d)   attainment of age sixty-two (62).

            "Ten-Year Certain Annuity" means a form of payment whereby the benefit is paid in ten (10) equal annual installments commencing on the Benefit Starting Date and continuing at each subsequent anniversary of the Benefit Starting Date until ten payments have been paid.

            "Termination from Service Date" means the earlier of:

            (a) the date on which an Employee quits, retires, is discharged or dies; and

            (b) the first anniversary of the first date of absence for any other reason, such as leave of absence granted in accordance with Company policy.

            "Termination Without Cause" means the termination by the Company of a Participant's employment with the Company for any reason other than death, retirement, disability or Cause.

            "Vesting Date" means the date on which a Participant's Retirement Benefit is vested pursuant to Article V.

            1.2 Rules of Construction. The masculine gender shall be construed to include the feminine gender, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless indicated otherwise, references herein to articles and sections are to articles and sections of the Plan.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

            2.1 Eligibility. An Employee of the Company, other than the Chief Executive Officer, shall become an Eligible Employee if (a) such Employee is a participant in MAP and (b) the Chief Executive Officer, with the approval of the Committee, selects and approves the Employee for participation in the Plan. The Chief Executive Officer shall become an Eligible Employee upon the approval of the Committee.

            2.2 Notice. An Eligible Employee's participation in the Plan shall be evidenced by a Notice addressed to such Eligible Employee that shall comply with, and be subject to, the provisions of the Plan.

            2.3   Participation.

            (a) Commencement. An Eligible Employee shall become a Participant as of the date specified in the Notice.

            (b) Duration. Except as may otherwise be provided in the Notice, an individual shall continue to be a Participant as long as such individual is entitled to a Retirement Benefit under the Plan, notwithstanding that such Participant may have incurred a Termination from Service Date.

            (c) Cessation. Notwithstanding any provision in the Plan to the contrary, an Employee, other than the Chief Executive Officer, shall cease to be a Participant and shall forfeit all rights to any Retirement Benefit if the Chief Executive Officer makes the decision to terminate the Participant's employment, for any reason, with or without Cause. The Chief Executive Officer shall cease to be a Participant and forfeit all rights to a Retirement Benefit if the Board makes the decision to terminate such Participant's employment for any reason, with or without Cause.

            (d)   Effect of Reemployment.

            (i) A Participant who (x) incurs a Termination from Service Date for any reason, except for the reason set forth in Section 2.3(c) and (y) is subsequently reemployed prior to his Benefit Starting Date may become a Participant, subject to the requirements of Sections 2.1 and 2.2. Such Participant shall receive credit for his SERP Service prior to the Termination from Service Date in accordance with MAP.

            (ii) Notwithstanding anything in the Plan to the contrary, a Participant who incurs a Termination from Service Date for any reason and is subsequently reemployed by the Company after incurring a Benefit Starting Date shall not become an Eligible Employee and shall not be permitted to recommence participation in the Plan.

                                   ARTICLE III

                      RETIREMENT BENEFIT AND DEATH BENEFIT

            3.1   Retirement Benefit Payable on or After Vesting Date.

            (a)   Benefit Starting Date as of Vesting Date.

            (i) The Retirement Benefit payable to a Participant (x) who is the Chief Executive Officer and (y) whose Benefit Starting Date occurs on the Vesting Date, is an amount equal to the lump sum Actuarial Equivalent of a life annuity equal to 100% of the Chief Executive Officer's Final 48-Month Average Base Pay, reduced by the amount of such Chief Executive Officer's Offset, determined in accordance with Section A.1 of Appendix A.

            (ii) The Retirement Benefit payable to a Participant, except the Chief Executive Officer, whose Benefit Starting Date occurs on the Vesting Date, is an amount equal to the lump sum Actuarial Equivalent of a life annuity equal to 80% of the Participant's Final 48-Month Average Base Pay, reduced by the amount of such Participant's Offset, determined in accordance with Section A.1 of Appendix A.

            (b) Benefit Starting Date Following Vesting Date. The Retirement Benefit payable to any Participant whose Benefit Starting Date follows such Participant's Vesting Date is the Actuarial Equivalent of the Retirement Benefit determined in accordance with Section 3.1(a).

            (c) Disability. A Participant who incurs a Disability Retirement Date in accordance with MAP shall be eligible to receive a Retirement Benefit in accordance with Plan provisions; provided, however, that such date does not precede the Vesting Date. A Participant who incurs a Disability Retirement Date prior his Vesting Date shall not be eligible for a Retirement Benefit.

            3.2 Retirement Benefit Following Termination Due to a Change of Control.

            (a) General Rule. If, due to a Change of Control, a Participant incurs a Termination Without Cause or Constructive Termination, such Participant's Retirement Benefit shall be payable in accordance with Article IV, without regard to the requirements of Article V. For purposes of the Plan, a Termination Without Cause or Constructive Termination shall be deemed to be due to a Change of Control if such termination occurs within two years after the date on which a Change of Control occurs.

            (b) Amount Generally. Except as provided in Section 3.2(c), the Retirement Benefit payable to a Participant who incurs a Termination from Service Date pursuant to Section 3.2(a) shall be determined in accordance with
Section 3.1; provided, however, that the Offset shall be determined in accordance with Section A.3 of Appendix A.

            (c) Amount Upon Deferral. Notwithstanding anything in Section 3.2(b) to the contrary, the Retirement Benefit of a Participant (x) who incurs a Termination from Service Date pursuant to Section 3.2(a) and (y) whose Benefit Starting Date is deferred pursuant to Section 4.2(c)(ii), shall be an amount equal to the Actuarial Equivalent of the Retirement Benefit determined in accordance with Section 3.2(b).

            3.3   Death Benefit.

            (a) Following Vesting Date and Prior to Benefit Starting Date. In the event of the death of a Participant who, as of the date of death, (i) meets the vesting requirements of Article V and (ii) has not incurred a Benefit Starting Date, the Retirement Benefit that would have been payable to such Participant as of the date of death in accordance with Section 3.1 shall be payable to such Participant's Beneficiary in the form of a lump sum. In the event that a Participant's Beneficiary has predeceased him or the Participant did not designate a Beneficiary, such Retirement Benefit shall be paid to the Participant's estate in the form of a lump sum.

            (b)   Following Benefit Starting Date.

            (i) In the event of the death of a Participant who (x) has incurred a Benefit Starting Date, (y) elected a Retirement Benefit in the form of a Ten-Year Certain Annuity, and (z) has not received ten (10) installment payments of the Retirement Benefit as of the date of death, the remaining installment payments that would have been payable to the Participant had the Participant survived shall be payable to such Participant's Beneficiary. If a Beneficiary who is receiving installment payments from a Ten-Year Certain Annuity dies before all remaining installments are paid, the remaining Retirement Benefit shall be paid to the Beneficiary's estate in the form of an Actuarial Equivalent lump sum. In the event the Participant's Beneficiary predeceases the Participant or the Participant did not designate a Beneficiary, the remaining Retirement Benefit shall be paid to the Participant's estate in the form of an Actuarial Equivalent lump sum.

            (ii) In the event of the death of a Participant who has incurred a Benefit Starting Date and has received payment of his entire Retirement Benefit, no death benefit shall be payable from the Plan to such Participant's Beneficiary or estate.

            (c)   Pre-Vesting Date Death Benefit.

            (i) In the event of the death of a Participant prior to his Vesting Date, a death benefit (the "Pre-Vesting Date Death Benefit") shall be payable to the Beneficiary as a lump sum.

            (ii)  The Pre-Vesting Date Death Benefit shall be in an amount that:

            (x) if the Participant is the Chief Executive Officer, is equal to 75% of the Actuarial Equivalent of the Retirement Benefit calculated in accordance with Section 3.1(a)(i); provided, however, that the Offset shall be determined in accordance with Section A.2 of Appendix A; and

            (y) if the Participant is not the Chief Executive Officer, is equal to 75% of the Actuarial Equivalent of the Retirement Benefit calculated in accordance with Section 3.1(a)(ii); provided, however, that the Offset shall be determined in accordance with Section A.2 of Appendix A.

                                   ARTICLE IV

                      FORM AND TIMING OF RETIREMENT BENEFIT

            4.1   Form.

            (a) General Rule. The Retirement Benefit shall be paid as a single lump-sum payment unless the Participant makes an Election pursuant to Section 4.1(b). Notwithstanding such Election or deferral pursuant to Section 4.2(c)(ii), the form of payment of (i) a Retirement Benefit payable due to a Termination from Service Date due to a Change of Control, pursuant to Section
3.2 or (ii) a death benefit, pursuant to Section 3.3, shall be in the form of a single lump-sum payment, except as provided in Section 3.3(b).

            (b) Election. At any time following receipt of a Notice, a Participant may make a written election (the "Election"), in accordance with procedures established by the Committee, to receive his Retirement Benefit in the form of an Actuarial Equivalent Ten-Year Certain Annuity. A Participant may, at any time after making an Election, notify the Committee in writing, in accordance with procedures established by the Committee, of (i) his revocation of a prior Election and (ii) a subsequent Election. Notwithstanding anything in this Section 4.1(b) or any other section of the Plan to the contrary, any Election or any revocation of a prior Election that is received by the Committee less than six months prior to the Participant's Termination from Service Date shall not be given effect. The date on which a Participant makes such Election or revocation thereof shall not affect the date on which his Retirement Benefit becomes payable, pursuant to Section 4.2.

            4.2   Timing.

            (a) General Rule. Subject to Article V, the Benefit Starting Date with respect to the Retirement Benefit shall be the first day of the first period with respect to which a Participant's benefit under MAP is paid, regardless of the form of such MAP benefit. If, for administrative or other reasons, payment of a Retirement Benefit is delayed beyond the Benefit Starting Date, retroactive payments shall be made without interest.

            (b) Death Benefit. A benefit paid under the Plan on account of the death of a Participant shall be paid as soon as practicable following the Participant's date of death, except as provided in Section 3.3(b).

            (c)   Change of Control.

            (i) A Retirement Benefit paid to a Participant who incurs a Termination from Service Date pursuant to Section 3.2 shall be paid as soon as practical following such Termination from Service Date, subject to Section 4.2(c)(ii).

            (ii) Notwithstanding anything in Section 4.2(c)(i) to the contrary, on or prior to his Termination from Service Date pursuant to Section 3.2(a), a Participant may irrevocably request that his Benefit Starting Date be deferred to a specified future date (the "Deferral Request"); provided, however, that such Deferral Request is approved by the Committee, in its sole discretion, and provided, further, that the Participant provides written notification to the

Committee of his Deferral Request, including the desired future Benefit Starting Date, in accordance with procedures established by the Committee. Notwithstanding the foregoing, a Participant may, after receiving approval of his Deferral Request, submit one or more subsequent Deferral Requests to the Committee, in accordance with procedures established by the Committee; provided, however, that (A) each such subsequent Deferral Request is received by the Committee at least thirty days prior to the previously approved Benefit Starting Date and (B) the Benefit Starting Date requested in each subsequent Deferral Request is a least six months following the date on which such subsequent request is received by the Committee. The Retirement Benefit shall be paid as soon as practical following the Benefit Starting Date specified in the most recent Deferral Request approved by the Committee.

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                                    ARTICLE V

                                     VESTING

            5.1 Vesting. Subject to Sections 3.2 and 3.3, and except as otherwise may be established by the Committee and set forth in the Notice, a Participant shall be vested in his Retirement Benefit on the first of the month coinciding with or next following his completion of four (4) years of SERP Service while actively employed by the Company and attainment of age sixty (60).

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                                   ARTICLE VI

                                 ADMINISTRATION

            6.1   Committee.

            (a) Responsibilities. The Plan shall be administered by the Committee, which shall be responsible for the interpretation of the Plan and establishment of the rules and regulations governing the administration thereof. The Committee shall have full discretion to interpret and administer the Plan. The Committee's decision in any matter involving the interpretation and application of this Plan shall be final and binding on all parties. Neither the Committee nor any member thereof nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or the rights of any person under the Plan.

            (b) Authority of Members. The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act that the Plan authorizes or requires the Committee to do, including, without limitation, the retention of counsel and other agents as it may require in carrying out the provisions of the Plan.

            (c) Authority to Delegate. Any responsibility or authority assigned to the Committee under the Plan may be delegated to any other person or persons, by name or in the case of a delegation to an employee of the Company by title or position with the Company, consistent with the by-laws or other procedures of the Committee; provided that such delegation is revocable by the Committee at any time, in its discretion.

            (d) Records and Expenses. The Committee or its designees shall keep such records as may be necessary for the administration of the Plan and shall furnish such periodic information to Participants as may be necessary or desirable, in the sole discretion of the Committee. All expenses of administering the Plan shall be paid by the Company and shall not affect a Participant's right to, or the amount of, benefits.

            6.2 Claims Procedures. All claims for benefits under the Plan shall be made in writing to the Committee or its designee. The Committee shall provide adequate written notice to any individual whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such individual, consistent with the claims procedures established under MAP.

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                                   ARTICLE VII

                                     FUNDING

            7.1 General Rule. The Plan is an unfunded arrangement and is subject to the claims of the general creditors of the Company. No portion of any funds set apart for a Participant or Beneficiary pursuant to this Article shall be the property of such Participant or Beneficiary until distribution thereof has been made to such individual. Further, the rights of a Participant or Beneficiary shall be limited to those of a general, unsecured creditor of the Company who has a claim equal to the value of the Participant's Retirement Benefit. Retirement Benefits shall be payable from the general assets of the Company, or from such other funding vehicle established for such purpose as described above, or both. Except as may be otherwise determined by the Board in its sole discretion pursuant to this Article VII, neither the Company, the Committee nor any other person shall have any duty to set apart or invest any funds for the purpose of providing benefits pursuant to the terms of the Plan.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

            8.1 General Rule. The Committee shall have the right to amend the Plan for any reason, at any time and from time to time; provided, however, that an amendment shall not cause a reduction in the Retirement Benefit that would have been payable to a Participant prior to such amendment. The Committee may terminate the Plan at any time and for any reason. Any such action by the Committee shall be undertaken by a resolution duly adopted at a meeting of the Committee, or by written consent of the Committee, in lieu of a meeting, as the case may be. In the event of a termination of the Plan, each Participant shall receive a Retirement Benefit, notwithstanding that the Participant may not satisfy the requirements of Article V as of such date; provided, however, that the determination date for purposes of the Offset shall be the date on which the Plan is terminated.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            9.1 Payments to Minors and Incompetents. If any Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to a duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

            9.2 No Contract. This Plan shall not be deemed a contract of employment with any Participant, and no provision hereof shall affect the right of the Company to terminate a Participant's employment.

            9.3 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant or Beneficiary shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to, or held under the Plan for the account of, any Participant shall be subject to any legal process of levy or attachment.

            9.4 Income Tax Withholding. The Company may withhold from any payments hereunder such amount as it may be required to withhold under applicable federal, state or other law, and transmit such withheld amounts to the appropriate taxing authority. In lieu thereof, the Company shall have the right, to the extent permitted by law, to withhold the amount of such taxes from any other sums due from the Company to the Participant upon such terms and conditions as the Committee may prescribe.

            9.5 Governing Law. The provisions of the Plan shall be interpreted, construed and administered under the laws of the State of New York applicable to contracts entered into and performed in such state, without regard to the choice of law provisions thereof and to the extent that ERISA and other federal laws do not apply.

            9.6 Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan or in any way affect the construction of any provision of the Plan.

            9.7 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

            9.8 Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States first class mail, postage prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

            IN WITNESS WHEREOF, the Company has caused this instrument to be
executed by its duly authorized officer as of the                 day of
              , 2000.



                                         MasterCard International Incorporated



                                         By:
                                             ---------------------------------

Attest:

----------------------------

(Corporate Seal)

                                   APPENDIX A
                            CALCULATION OF THE OFFSET



            A.1 As of the Vesting Date. The following provisions apply with respect to calculation of the Offset as of a Participant's Vesting Date.



            A.1(a) Account Balance. The Account Balance under MAP is determined as of the Participant's Vesting Date.



            A.1(b) Annuity Bonus-Related Benefit. The Annuity Bonus-Related Benefit is an amount equal to the bonuses, accumulated with interest, as recorded for each Participant, as of such Participant's Vesting Date.



            A.1(c) Social Security Primary Insurance Amount. The Actuarial Equivalent of the Social Security Primary Insurance Amount is the lump-sum Actuarial Equivalent of the Social Security Primary Insurance Amount, as defined in Section 1.1 of the Plan, as of the Participant's Vesting Date.


            A.1(d) Prior Employer Benefit.

            (i) The Prior Employer Benefit shall be equal to an amount determined by the following allocation formula:

                                     % OF PRIOR
            YEARS OF SERVICE          BASE PAY
            ----------------         ----------
                  1 - 2                   3.25
                  3 - 4                   4.00
                  5 - 9                   5.00
                 10 - 14                  6.00
                 15 - 19                  8.00
                 20 - 34                 11.00

All amounts are assumed to be allocated to the Participant on December 31 of each year and are credited with the Interest Crediting Rate, as defined in Section A.1(d)(ii). A calculation of the hypothetical Prior Employer Benefit for a sample Participant is set forth in Appendix C.

            (ii) Definitions. For purposes of determining the Prior Employer Benefit, the following definitions shall apply:

            "Interest Crediting Rate" means the rate at which a Participant's Prior Employer Benefit accumulates. For purposes of the Plan, an interest rate of 8.0% per year, up to the Participant's Vesting Date, shall be used.

            "Prior Base Pay" means the assumed prior earnings of a Participant during his Years of Service. The Prior Base Pay for a calendar year is determined by taking an Eligible Employee's annual rate of Base Pay from the Company as of the date he became an employee of the Company and multiplying such annual rate by the factor [(1.10)(to the power of)(A-B)], where "A" is the prior calendar year for which Base Pay is being determined and "B is the date of participation in the Plan.

            "Years of Service" means each calendar year beginning with the calendar year in which the Participant attains age 25 through the calendar year preceding the Participant's Employment Commencement Date.


            A.2 Pre-Vesting Date Death Benefit. The Offset for purposes of determining a Pre-Vesting Date Death Benefit shall be calculated in accordance with Section A.1; provided, however, that the determination date shall be the date of death of the Participant and not the Vesting Date.



            A.3 Termination Due to Change of Control. The Offset for purposes of determining the Retirement Benefit a Participant who incurs a Termination Without Cause or Constructive Termination due to a Change of Control pursuant to
Section 3.2 shall be calculated as follows:


            A.3(a) if such termination occurs on or after the Vesting Date, the Offset shall be calculated in accordance with Section A.1; and

            A.3(b) if such termination occurs prior to the Vesting Date, the Offset shall be calculated in accordance with Section A.1; provided, however, that the determination date shall be the Participant's Termination from Service Date and not the Vesting Date.

                                   APPENDIX B

                        ACTUARIAL ASSUMPTIONS AND FACTORS


            B.1. The Actuarial Equivalent shall be determined by the following assumptions:

            (a) Mortality: the mortality table prescribed by the Commissioner of the Internal Revenue Service for purposes of Revenue Ruling 95-6.

            (b) Interest: the average annual interest rate on thirty-year Treasury securities, rounded to the nearest one-hundredth of one percent, for the month of August preceding the first day of the calendar year in which the determination is made.

                                   APPENDIX C

                       HYPOTHETICAL PRIOR EMPLOYER BENEFIT
                            FOR A SAMPLE PARTICIPANT

                                         SAMPLE
Name                                   PARTICIPANT
Date of Birth                            1/1/45
Date of Hire                             7/1/98
Date of SERP Entry                       1/1/00
Base Pay at Hire                        $300,000
Date Vested in SERP                      1/1/05
Salary Regression                        10.00%
Interest on Account                       8.00%



                                                              Hypothetical Prior Employer Benefit
                                              -------------------------------------------------------------------
                       Assumed      Prior ER                 Beginning                    Interest
              Age     Prior Base    Service   Allocation      of Year      End of Year      on        End of Year
   Year     Attained     Pay         at EOY   Percentage      Balance       Allocation    Account      Balance
   1970        25       $ 20,805        1          3.25%      $      0        $    676    $      0       $    676
   1971        26       $ 22,885        2          3.25%      $    676        $    744    $     54       $  1,474
   1972        27       $ 25,173        3          4.00%      $  1,474        $  1,007    $    118       $  2,599
   1973        28       $ 27,690        4          4.00%      $  2,599        $  1,108    $    208       $  3,915
   1974        29       $ 30,459        5          5.00%      $  3,915        $  1,523    $    313       $  5,751
   1975        30       $ 33,505        6          5.00%      $  5,751        $  1,675    $    460       $  7,886
   1976        31       $ 36,855        7          5.00%      $  7,886        $  1,843    $    631       $ 10,360
   1977        32       $ 40,540        8          5.00%      $ 10,360        $  2,027    $    829       $ 13,216
   1978        33       $ 44,594        9          5.00%      $ 13,216        $  2,230    $  1,057       $ 16,503
   1979        34       $ 49,053       10          6.00%      $ 16,503        $  2,943    $  1,320       $ 20,766
   1980        35       $ 53,958       11          6.00%      $ 20,766        $  3,237    $  1,661       $ 25,664
   1981        36       $ 59,354       12          6.00%      $ 25,664        $  3,561    $  2,053       $ 31,278
   1982        37       $ 65,289       13          6.00%      $ 31,278        $  3,917    $  2,502       $ 37,697
   1983        38       $ 71,818       14          6.00%      $ 37,697        $  4,309    $  3,016       $ 45,022
   1984        39       $ 79,000       15          8.00%      $ 45,022        $  6,320    $  3,602       $ 54,944
   1985        40       $ 86,900       16          8.00%      $ 54,944        $  6,952    $  4,396       $ 66,292
   1986        41       $ 95,590       17          8.00%      $ 66,292        $  7,647    $  5,303       $ 79,242
   1987        42       $105,149       18          8.00%      $ 79,242        $  8,412    $  6,339       $ 93,993
   1988        43       $115,664       19          8.00%      $ 93,993        $  9,253    $  7,519       $110,765
   1989        44       $127,230       20         11.00%      $110,765        $ 13,995    $  8,861       $133,621
   1990        45       $139,953       21         11.00%      $133,621        $ 15,395    $ 10,690       $159,706
   1991        46       $153,948       22         11.00%      $159,706        $ 16,934    $ 12,776       $189,416
   1992        47       $169,343       23         11.00%      $189,416        $ 18,628    $ 15,153       $223,197
   1993        48       $186,277       24         11.00%      $223,197        $ 20,490    $ 17,856       $261,543
   1994        49       $204,905       25         11.00%      $261,543        $ 22,540    $ 20,923       $305,006
   1995        50       $225,395       26         11.00%      $305,006        $ 24,793    $ 24,400       $354,199
   1996        51       $247,934       27         11.00%      $354,199        $ 27,273    $ 28,336       $409,808
   1997        52       $272,727       28         11.00%      $409,808        $ 30,000    $ 32,785       $472,593
   1998        53       $300,000                   0.00%      $472,593        $      0    $ 37,807       $510,400
   1999        54       N/A                        0.00%      $510,400        $      0    $ 40,832       $551,232
   2000        55       N/A                        0.00%      $551,232        $      0    $ 44,099       $595,331
   2001        56       N/A                        0.00%      $595,331        $      0    $ 47,626       $642,957
   2002        57       N/A                        0.00%      $642,957        $      0    $ 51,437       $694,394
   2003        58       N/A                        0.00%      $694,394        $      0    $ 55,552       $749,946
   2004        59       N/A                        0.00%      $749,946        $      0    $ 59,996       $809,942
   2005        60       N/A                        0.00%      $809,942        $      0    $      0       $809,942

BALANCE AT 01/01/2005 = $809,942